UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 18, 2009

Marsh & McLennan Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 18, 2009, Marsh & McLennan Companies, Inc. (the “Company”) entered into an Underwriting Agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) with Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company $400,000,000 aggregate principal amount of 9.25% senior notes due 2019 (the “Notes”).

The Notes are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-136820) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on August 22, 2006, and a prospectus supplement dated March 18, 2009.

The terms of the Notes are set forth in a First Supplemental Indenture, dated as of March 23, 2009, entered into by the Company and The Bank of New York Mellon, as trustee (attached hereto as Exhibit 4.1 and incorporated herein by reference).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 18, 2009, among Marsh & McLennan Companies, Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and the other Underwriters named therein.

4.1	First Supplemental Indenture, dated as of March 23, 2009, between Marsh & McLennan Companies, Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of Note (included as an exhibit to Exhibit 4.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel & Corporate Secretary

Date: March 23, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated March 18, 2009, among Marsh & McLennan Companies, Inc. and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and the other Underwriters named therein.

4.1	First Supplemental Indenture, dated as of March 23, 2009, between Marsh & McLennan Companies, Inc. and The Bank of New York Mellon, as trustee.

4.2	Form of Note (included as an exhibit to Exhibit 4.1 above).